EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL RESULTS AND RELEASES 2021 FINANCIAL GUIDANCE

•Full year 2020 financial performance meets low end of guidance range despite challenges of COVID-19
•Reported net loss of $2.6 million and $6.8 million for the fourth quarter and year ended December 31, 2020, respectively
•Reported adjusted EBITDA of $17.4 million and $94.9 million for the fourth quarter and year ended December 31, 2020, respectively
•Generated distributable cash flow of $0.8 million and $39.7 million for the fourth quarter and year ended December 31, 2020, respectively
•Releases 2021 Financial Guidance

KILGORE, Texas, February 22, 2021 (GLOBE NEWSWIRE) -- Martin Midstream Partners L.P. (Nasdaq:MMLP) (the "Partnership") today announced its financial results for the three months and year ended December 31, 2020.

"We entered 2020 with a confident outlook and for very good reason. Our fourth quarter and full year 2019 results exceeded our guidance and we were executing on our priorities of strengthening the balance sheet and reducing leverage," stated Bob Bondurant, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of the Partnership. "However, by March the impacts on refinery utilization due to demand destruction from COVID-19 were beginning to become apparent and there was, and continues to be, no clear line of sight to the end, although we do see reasons for optimism.

"Despite the difficulties associated with the pandemic and the specific challenges to our industry we were able to meet the low end of our full year guidance even though the fourth quarter fell short of our expectations. Headwinds in both our Transportation and NGL segments impacted our results significantly. In the Transportation segment, as expected, reduced refinery utilization resulted in lower demand for our marine assets. In the NGL segment, the backwardation of the butane price curve led refineries to delay purchases anticipating a lower price environment in the first quarter of 2021. This negatively impacted our fourth quarter sales volumes, specifically in December, resulting in a misalignment between physical sales and financially hedged volumes.

"As we look to 2021, I am optimistic that refinery utilization will continue to increase as demand rises as a result of widespread vaccinations, government stimulus and a rebounding economy. Our businesses remain solid with approximately 62% of our cash flows tied to fixed-fee contracts. We will continue to focus on optimizing utilization of our asset base, reducing costs, and generating consistent cash flows to meet our leverage reduction goals and return value to our unitholders."

FOURTH QUARTER 2020 OPERATING RESULTS BY BUSINESS SEGMENT

TERMINALLING AND STORAGE ("T&S")

T&S Operating Income for the three months ended December 31, 2020 and 2019 was $12.6 million and $2.6 million, respectively.

Adjusted segment EBITDA for T&S was $10.6 million and $11.5 million for the three months ended December 31, 2020 and 2019, respectively, reflecting reduced operating expenses from lower repairs and maintenance and labor cost at our Specialty Terminals, improved margins on packaged lubricants products from lower production cost and operating efficiencies. These were offset by reduced throughput volume and rates at our Shore-Based Terminals and expired capital recovery fees at the Smackover Refinery as well as decreased fees related to a crude pipeline gathering rate adjustment.

TRANSPORTATION

Transportation Operating Income for the three months ended December 31, 2020 and 2019 was an operating loss of $2.3 million and operating income of $5.5 million, respectively.

Adjusted segment EBITDA for Transportation was $1.7 million and $9.1 million for the three months ended December 31, 2020 and 2019, respectively, reflecting lower marine utilization and reduced day rates along with lower land transportation load count related to demand destruction and lower refinery utilization as a result of COVID-19.

SULFUR SERVICES

Sulfur Services Operating Income for the three months ended December 31, 2020 and 2019 was $4.7 million and $4.6 million, respectively.

Adjusted segment EBITDA for Sulfur Services was $7.4 million for both the three months ended December 31, 2020 and 2019, respectively. Within the segment, the Fertilizer division results recovered when compared to last year as a result of improved planting conditions and higher commodity prices. This was offset by lower results for the Sulfur division as margins decreased in our sulfur trading business and 2019 results benefited from business interruption insurance proceeds.

NATURAL GAS LIQUIDS ("NGL")

NGL Operating Income for the three months ended December 31, 2020 and 2019 was $1.5 million and $9.5 million, respectively.

Adjusted segment EBITDA from continuing operations for NGL was $2.0 million and $11.4 million for the three months ended December 31, 2020 and 2019, respectively, primarily as a result of reduced demand in our butane optimization business due to the impact of COVID-19 on refinery utilization and backwardation of the forward price curve delaying refinery purchases causing misalignment of our physical sales and financially hedged volumes.

UNALLOCATED SELLING, GENERAL AND ADMINISTRATIVE EXPENSE ("USGA")

USGA expenses included in operating income were $4.6 million and $4.2 million for the three months ended December 31, 2020 and 2019, respectively.

USGA expenses included in adjusted EBITDA were $4.3 million and $3.9 million for the three months ended December 31, 2020 and 2019, respectively, primarily as a result of the 2019 period including insurance recoveries related to the settlement of an insurance claim which offset legal expense during that period.

2021 FINANCIAL GUIDANCE

The Partnership expects to generate Adjusted EBITDA between $95 million and $102 million for 2021. Guidance assumptions include increases to refined product demand beginning in the second half of the year as vaccines are more widely distributed, travel restrictions are lifted and the global economy recovers from the COVID-19 pandemic.

The Partnership intends to update and provide more detailed guidance when visibility to refined product demand and refinery utilization improves throughout the year.

The Partnership has not provided comparable GAAP financial information on a forward-looking basis because it would require the Partnership to create estimated ranges on a GAAP basis, which would entail unreasonable effort as the adjustments required to reconcile forward-looking non-GAAP measures cannot be predicted with a reasonable degree of certainty but may include, among others, costs related to debt amendments and unusual charges, expenses and gains. Some or all of those adjustments could be significant.

LIQUIDITY

At December 31, 2020, the Partnership had $148 million drawn on its $300 million revolving credit facility, a $57 million decrease from September 30, 2020. The decrease was attributable to the seasonal inventory liquidation in the NGL segment as working capital declined by $23.6 million and we received net proceeds of $20.7 million from the Mega Lubricants disposition. As previously announced, on August 12, 2020, the Partnership successfully completed an exchange offer and cash tender offer for its senior unsecured notes due February 2021. At December 31, 2020, the Partnership had the following outstanding senior notes: senior unsecured notes due 2021 ("2021 Notes") of $28.8 million, senior secured notes of $53.8 million due 2024 and senior secured notes of $291.9 million due 2025, for a total of senior notes outstanding of $374.5 million. The Partnership’s leverage ratio, as calculated under the revolving credit facility, was 5.4 times on December 31, 2020 compared to 4.9 times on September 30, 2020. The Partnership is in compliance with all debt covenants as of December 31, 2020. On February 15, 2021, the 2021 Notes matured and the Partnership retired the outstanding balance of $28.8 million using its revolving credit facility.

COVID-19 RESPONSE

The Partnership initiated and continues to evaluate protocols in response to the COVID-19 pandemic which include work from home initiatives to protect the health and safety of our employees as well as the communities where we operate, travel restrictions, and training personnel regarding preventative measures when accessing docks, vessels and operating locations. At this time all facilities are operational and monitored closely.

RESULTS OF OPERATIONS

The Partnership had a net loss from continuing operations for the three months ended December 31, 2020 of $2.6 million, a loss of $0.06 per limited partner unit. The Partnership had net income from continuing operations for the three months ended December 31, 2019 of $6.6 million, or $0.14 per limited partner unit. Adjusted EBITDA from continuing operations for the three months ended December 31, 2020 was $17.4 million compared to the three months ended December 31, 2019 of $35.5 million. Distributable cash flow from continuing operations for the three months ended December 31, 2020 was $0.8 million compared to the three months ended December 31, 2019 of $20.7 million.

The Partnership had no net income, adjusted EBITDA or distributable cash flow from discontinued operations for the three months ended December 31, 2020 or 2019.

The Partnership had a net loss from continuing operations for the year ended December 31, 2020 of $6.8 million, a loss of $0.17 per limited partner unit. The Partnership had net income from continuing operations for the year ended December 31, 2019 of $4.5 million, or $0.11 per limited partner unit. Adjusted EBITDA from continuing operations for the year ended December 31, 2020 was $94.9 million compared to the year ended December 31, 2019 of $108.3 million. Distributable cash flow from continuing operations for the year ended December 31, 2020 was $39.7 million compared to the year ended December 31, 2019 of $41.8 million.

The Partnership had no net income from discontinued operations for the year ended December 31, 2020 compared to a loss of $179.5 million, or $4.55 per limited partner unit, for the year ended December 31, 2019. The Partnership had no adjusted EBITDA from discontinued operations for the year ended December 31, 2020 compared to $10.7 million for the year ended December 31, 2019. The Partnership had no distributable cash flow from discontinued operations for the year ended December 31, 2020 compared to $9.8 million for the year ended December 31, 2019.

Revenues for the three months ended December 31, 2020 were $180.1 million compared to the three months ended December 31, 2019 of $241.9 million. Revenues for the year ended December 31, 2020 were $672.1 million compared to the year ended December 31, 2019 of $847.1 million.

Distributable cash flow from continuing operations, distributable cash flow from discontinued operations, EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are non-GAAP financial measures which are explained in greater detail below under the heading "Use of Non-GAAP Financial Information." The Partnership has also included below a table entitled "Reconciliation of EBITDA, Adjusted EBITDA from continuing operations, and Distributable Cash Flow" in order to show the components of these non-GAAP financial measures and their reconciliation to the most comparable GAAP measurement.

An attachment included in the Current Report on Form 8-K to which this announcement is included, contains a comparison of the Partnership’s Adjusted EBITDA for the fourth quarter 2020 to the Partnership's Adjusted EBITDA for the fourth quarter 2019.

Investors' Conference Call

Date: Tuesday, February 23, 2021
Time: 8:00 a.m. CT (please dial in by 7:55 a.m.)
Dial In #: (833) 900-2251
Conference ID: 9494038

Replay Dial In # (800) 585-8367 – Conference ID: 9494038
Webcast & Presentation: available at www.MMLP.com.

About Martin Midstream Partners

Martin Midstream Partners L.P., headquartered in Kilgore, Texas, is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business lines include: (1) terminalling, processing, storage, and packaging services for petroleum products and by-products; (2) land and marine transportation services for petroleum products and by-products, chemicals, and specialty products; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) natural gas liquids marketing, distribution and transportation services. To learn more, visit www.MMLP.com.

Forward-Looking Statements

Statements about the Partnership’s outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to guidance or to financial or operational estimates or projections rely on a number of assumptions concerning future events and are subject to a number of uncertainties, including (i) the current and potential impacts of the COVID-19 pandemic generally, on an industry-specific basis, and on the Partnership’s specific operations and business, (ii) the effects of the continued volatility of commodity prices and the related macroeconomic and political environment, and (iii) other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise except where required to do so by law.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles ("GAAP") to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization ("EBITDA"), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA, Adjusted EBITDA from Continuing Operations, and Adjusted EBITDA from Discontinued Operations. Certain items excluded from EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA, adjusted EBITDA from continuing operations, and adjusted EBITDA from discontinued operations because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow and Distributable Cash Flow from Discontinued Operations. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA from continuing operations, adjusted EBITDA from discontinued operations, distributable cash flow, and distributable cash flow from discontinued operations, should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Contact:

Sharon Taylor - Vice President & Chief Financial Officer
(877) 256-6644
ir@martinmlp.com

MMLP-F

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	December 31,
	2020	2019
Assets
Cash	$4,958	$2,856
Trade and accrued accounts receivable, less allowance for doubtful accounts of $261 and $532, respectively	52,748	87,254
Inventories	54,122	62,540
Due from affiliates	14,807	17,829
Other current assets	8,991	5,833
Assets held for sale	—	5,052
Total current assets	135,626	181,364

Property, plant and equipment, at cost	889,108	884,728
Accumulated depreciation	(509,237)	(467,531)
Property, plant and equipment, net	379,871	417,197

Goodwill	16,823	17,705
Right-of-use assets	22,260	23,901
Deferred income taxes, net	22,253	23,422
Intangibles and other assets, net	2,805	3,567
	$579,638	$667,156
Liabilities and Partners’ Capital (Deficit)
Current portion of long term debt and finance lease obligations	$31,497	$6,758
Trade and other accounts payable	51,900	64,802
Product exchange payables	373	4,322
Due to affiliates	435	1,470
Income taxes payable	556	472
Fair value of derivatives	207	667
Other accrued liabilities	34,407	28,789
Total current liabilities	119,375	107,280

Long-term debt, net	484,597	569,788
Finance lease obligations	289	717
Operating lease liabilities	15,181	16,656
Other long-term obligations	7,067	8,911
Total liabilities	626,509	703,352
Commitments and contingencies
Partners’ capital (deficit)	(46,871)	(36,196)
Total partners’ capital (deficit)	(46,871)	(36,196)
	$579,638	$667,156

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2020	2019	2018
Revenues:
Terminalling and storage *	$80,864	$87,397	$96,204
Transportation *	132,492	159,622	150,121
Sulfur services	11,659	11,434	11,148
Product sales: *
Natural gas liquids	247,479	366,502	496,007
Sulfur services	96,348	99,906	121,388
Terminalling and storage	103,300	122,257	145,236
	447,127	588,665	762,631
Total revenues	672,142	847,118	1,020,104

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas liquids *	215,895	325,376	449,103
Sulfur services *	58,515	65,893	83,641
Terminalling and storage *	82,516	101,526	126,562
	356,926	492,795	659,306
Expenses:
Operating expenses *	183,747	209,313	216,182
Selling, general and administrative *	40,900	41,433	39,116
Impairment of long-lived assets	—	—	—
Impairment of goodwill	—	—	—
Depreciation and amortization	61,462	60,060	61,484
Total costs and expenses	643,035	803,601	976,088
Other operating income, net	12,488	14,587	1,041
Gain on involuntary conversion of property, plant and equipment	4,907	—	—
Operating income	46,502	58,104	45,057

Other income (expense):
Interest expense, net	(46,210)	(51,690)	(52,349)
Gain on retirement of senior unsecured notes	3,484	—	—
Loss on exchange of senior unsecured notes	(8,817)	—	—
Other, net	6	6	38
Total other income (expense)	(51,537)	(51,684)	(52,311)
Net income (loss) before taxes	(5,035)	6,420	(7,254)
Income tax expense	(1,736)	(1,900)	(577)
Income (loss) from continuing operations	(6,771)	4,520	(7,831)
Income (loss) from discontinued operations, net of income taxes	—	(179,466)	63,486
Net income (loss)	(6,771)	(174,946)	55,655
Less general partner's interest in net (income) loss	135	3,499	(882)
Less pre-acquisition income allocated to the general partner	—	—	(11,550)
Less (income) loss allocable to unvested restricted units	21	(41)	(28)
Limited partners' interest in net income (loss)	$(6,615)	$(171,488)	$43,195

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Year Ended December 31,
	2020	2019	2018
Revenues:
Terminalling and storage	$63,823	$71,733	$79,137
Transportation	21,997	24,243	27,588
Product sales	317	931	1,297
Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Sulfur services	10,519	10,765	10,641
Terminalling and storage	18,429	23,859	24,613
Expenses:
Operating expenses	80,075	88,194	90,878
Selling, general and administrative	32,886	32,622	26,441

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per unit amounts)

	Year Ended December 31,
	2020	2019	2018
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(6,615)	$4,430	$(18,982)
Discontinued operations	—	(175,918)	62,177
	$(6,615)	$(171,488)	$43,195
General partner interest:
Continuing operations	$(135)	$91	$(387)
Discontinued operations	—	(3,590)	1,269
	$(135)	$(3,499)	$882

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.17)	$0.11	$(0.49)
Discontinued operations	—	(4.55)	1.60
	$(0.17)	$(4.44)	$1.11

Weighted average limited partner units - basic	38,657	38,659	38,907

Diluted:
Continuing operations	$(0.17)	$0.11	$(0.49)
Discontinued operations	—	(4.55)	1.60
	$(0.17)	$(4.44)	$1.11

Weighted average limited partner units - diluted	38,657	38,659	38,923

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CAPITAL
(Dollars in thousands)

		Partners’ Capital (Deficit)
	Parent Net Investment	Common		General Partner
		Units	Amount	Amount	Total
Balances – December 31, 2017	$24,240	38,444,612	$290,927	$7,314	$322,481

Net income	11,550	—	43,223	882	55,655
Issuance of common units, net	—	—	(118)	—	(118)
Issuance of time-based restricted units	—	315,500	—	—	—
Issuance of performance-based restricted units		317,925			—
Forfeiture of restricted units	—	(27,000)	—	—	—
General partner contribution	—	—	—	—	—
Cash distributions	—	—	(76,872)	(1,569)	(78,441)
Deemed distribution from Martin Resource Management Corporation	(12,070)	—	—	—	(12,070)
Reimbursement of excess purchase price over carrying value of acquired assets	—	—	—	—	—
Excess carrying value of the assets over the purchase price paid by Martin Resource Management	—	—	(26)	—	(26)
Unit-based compensation	—	—	1,224	—	1,224
Purchase of treasury units	—	(18,800)	(273)	—	(273)
Balances – December 31, 2018	23,720	39,032,237	258,085	6,627	288,432

Net loss	—	—	(171,447)	(3,499)	(174,946)
Issuance of common units, net	—	—	(289)	—	(289)
Issuance of time-based restricted units	—	16,944	—	—	—
Forfeiture of restricted units	—	(154,288)	—	—	—
Cash distributions	—	—	(48,111)	(982)	(49,093)
Excess purchase price over carrying value of acquired assets	—	—	(102,393)	—	(102,393)
Deferred taxes on acquired assets and liabilities	—	—	24,781	—	24,781
Unit-based compensation	—	—	1,424	—	1,424
Purchase of treasury units	—	(31,504)	(392)	—	(392)
Contribution to parent	(23,720)	—	—	—	(23,720)
Balances – December 31, 2019	—	38,863.389	(38,342)	2,146	(36,196)

Net loss	—	—	(6,636)	(135)	(6,771)
Issuance of time-based restricted units	—	81,000	—	—	—
Forfeiture of restricted units	—	(85,467)	—	—	—
Cash distributions	—	—	(5,211)	(106)	(5,317)
Unit-based compensation	—	—	1,422	—	1,422
Purchase of treasury units	—	(7,748)	(9)	—	(9)
Balances – December 31, 2020	$—	38,851,174	$(48,776)	$1,905	$(46,871)

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)

	Year Ended December 31,
	2020	2019	2018
Cash flows from operating activities:
Net income (loss)	$(6,771)	$(174,946)	$55,655
Less: (Income) loss from discontinued operations	—	179,466	(63,486)
Net income (loss) from continuing operations	(6,771)	4,520	(7,831)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	61,462	60,060	61,484
Amortization and write-off of deferred debt issue costs	3,422	4,041	3,445
Amortization of premium on notes payable	(191)	(306)	(306)
Deferred income tax expense	1,169	1,360	208
Gain on disposition or sale of property, plant, and equipment	(9,788)	(13,332)	(1,041)
Gain on involuntary conversion of property, plant and equipment	(4,907)	—	—
Gain on retirement of senior unsecured notes	(3,484)	—	—
Non-cash impact related to exchange of senior unsecured notes	(749)	—	—
Derivative (income) loss	8,209	5,137	(14,024)
Net cash (paid) received for commodity derivatives	(8,669)	(4,466)	13,948
Unit-based compensation	1,422	1,424	1,224
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	30,741	62	29,085
Product exchange receivables	—	166	(137)
Inventories	5,264	21,493	13,370
Due from affiliates	2,932	1,822	5,961
Other current assets	(5,733)	(254)	1,485
Trade and other accounts payable	(7,318)	(898)	(27,321)
Product exchange payables	(3,949)	(7,781)	555
Due to affiliates	(1,035)	(1,469)	99
Income taxes payable	84	27	(65)
Other accrued liabilities	4,144	(3,017)	(6,636)
Change in other non-current assets and liabilities	(1,470)	(543)	1,206
Net cash provided by continuing operating activities	64,785	68,046	74,709
Net cash provided by discontinued operating activities	—	7,769	30,321
Net cash provided by operating activities	64,785	75,815	105,030
Cash flows from investing activities:
Payments for property, plant, and equipment	(28,622)	(30,621)	(35,255)
Acquisitions, net of cash acquired	—	(23,720)	—
Payments for plant turnaround costs	(1,478)	(5,677)	(1,893)
Proceeds from sale of property, plant, and equipment	25,154	20,660	11,483
Proceeds from involuntary conversion of property, plant and equipment	7,550	5,031	—
Net cash provided by (used in) continuing investing activities	2,604	(34,327)	(25,665)
Net cash provided by (used in) discontinued investing activities	—	209,155	173,287
Net cash provided by (used in) investing activities	2,604	174,828	147,622
Cash flows from financing activities:
Payments of long-term debt and finance lease obligations	(338,199)	(729,514)	(559,201)
Proceeds from long-term debt	282,019	638,000	399,000
Proceeds from issuance of common units, net of issuance related costs	—	(289)	(118)
Deemed contribution from (distribution to) Martin Resource Management	—	—	(12,070)
Excess purchase price over carrying value of acquired assets	—	(102,393)	(26)
Purchase of treasury units	(9)	(392)	(273)
Payments of debt issuance costs	(3,781)	(4,406)	(1,312)
Cash distributions paid	(5,317)	(49,093)	(78,441)
Net cash used in financing activities	(65,287)	(248,087)	(252,441)

Net increase in cash	2,102	2,556	211
Cash at beginning of year	2,856	300	89
Cash at end of year	$4,958	$2,856	$300

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

    Comparative Results of Operations for the Years Ended December 31, 2020 and 2019

	Year Ended December 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$87,661	$93,980	$(6,319)	(7)%
Products	103,380	122,333	(18,953)	(15)%
Total revenues	191,041	216,313	(25,272)	(12)%

Cost of products sold	87,495	107,081	(19,586)	(18)%
Operating expenses	50,421	53,279	(2,858)	(5)%
Selling, general and administrative expenses	6,159	5,997	162	3%
Depreciation and amortization	29,489	30,952	(1,463)	(5)%
	17,477	19,004	(1,527)	(8)%
Other operating income (loss), net	6,429	(1,334)	7,763	582%
Gain on involuntary conversion of property, plant and equipment	63	—	63
Operating income	$23,969	$17,670	$6,299	36%

Shore-based throughput volumes (guaranteed minimum) (gallons)	80,000	80,000	—	—%
Smackover refinery throughput volumes (guaranteed minimum BBL per day)	6,500	6,500	—	—%

Transportation Segment

Comparative Results of Operations for the Years Ended December 31, 2020 and 2019

	Year Ended December 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues	$150,285	$183,740	$(33,455)	(18)%
Operating expenses	122,064	141,713	(19,649)	(14)%
Selling, general and administrative expenses	8,245	8,199	46	1%
Depreciation and amortization	17,505	15,307	2,198	14%
	2,471	18,521	(16,050)	(87)%
Other operating loss, net	(690)	(1,691)	1,001	59%
Operating income	$1,781	$16,830	$(15,049)	(89)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

    Comparative Results of Operations for the Years Ended December 31, 2020 and 2019

	Year Ended December 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Revenues:
Services	$11,659	$11,434	$225	2%
Products	96,361	99,906	(3,545)	(4)%
Total revenues	108,020	111,340	(3,320)	(3)%

Cost of products sold	62,920	71,806	(8,886)	(12)%
Operating expenses	10,891	10,639	252	2%
Selling, general and administrative expenses	4,791	4,784	7	—%
Depreciation and amortization	12,012	11,332	680	6%
	17,406	12,779	4,627	36%
Other operating income, net	6,751	1,210	5,541	458%
Gain on involuntary conversion of property, plant and equipment	4,844	—	4,844
Operating income	$29,001	$13,989	$15,012	107%

Sulfur (long tons)	642.0	665.0	(23.0)	(3)%
Fertilizer (long tons)	275.0	260.0	15.0	6%
Sulfur services volumes (long tons)	917.0	925.0	(8.0)	(1)%

Natural Gas Services Segment

    Comparative Results of Operations for the Years Ended December 31, 2020 and 2019

	Year Ended December 31,		Variance	Percent Change
	2020	2019
	(In thousands)
Products Revenues	$247,484	$366,502	(119,018)	(32)%
Cost of products sold	228,345	341,800	(113,455)	(33)%
Operating expenses	3,008	6,300	(3,292)	(52)%
Selling, general and administrative expenses	4,013	4,739	(726)	(15)%
Depreciation and amortization	2,456	2,469	(13)	(1)%
	9,662	11,194	(1,532)	(14)%
Other operating income (loss), net	(2)	16,402	(16,404)	(100)%
Operating income	$9,660	$27,596	$(17,936)	(65)%

NGLs Volumes (barrels)	9,231	9,820	(589)	(6)%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the quarter and years ended December 31, 2020 and 2019, which represents EBITDA, Adjusted EBITDA and Distributable Cash Flow.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019

Net income (loss)	$(2,564)	$6,642	$(6,771)	$(174,946)
Less: Loss from discontinued operations, net of income taxes	—	—	—	179,466
Income (loss) from continuing operations	(2,564)	6,642	(6,771)	4,520
Adjustments:
Interest expense	13,965	11,060	46,210	51,690
Income tax expense	226	328	1,736	1,900
Depreciation and amortization	15,604	15,063	61,462	60,060
EBITDA from Continuing Operations	27,231	33,093	102,637	118,170
Adjustments:
(Gain) loss on sale of property, plant and equipment	(9,941)	617	(9,788)	(13,332)
Gain on involuntary conversion of property, plant and equipment	(384)	—	(4,907)	—
Gain on retirement of senior unsecured notes	—	—	(3,484)	—
Loss on exchange of senior unsecured notes	301	—	8,817	—
Unrealized mark-to-market on commodity derivatives	(184)	1,200	(460)	671
Non-cash insurance related accruals	—	—	250	500
Lower of cost or market adjustments	—	226	370	633
Unit-based compensation	352	360	1,422	1,424
Transaction costs associated with acquisitions	—	—	—	224
Adjusted EBITDA from Continuing Operations	17,375	35,496	94,857	108,290
Adjustments:
Interest expense	(13,965)	(11,060)	(46,210)	(51,690)
Income tax expense	(226)	(328)	(1,736)	(1,900)
Amortization of deferred debt issuance costs	748	483	3,422	4,041
Amortization of debt premium	—	(76)	(191)	(306)
Deferred income taxes	(33)	260	1,169	1,360
Payments for plant turnaround costs	(841)	(560)	(1,478)	(5,677)
Maintenance capital expenditures	(2,256)	(3,492)	(10,138)	(12,368)
Distributable Cash Flow from Continuing Operations	$802	$20,723	$39,695	$41,750

Loss from discontinued operations, net of income taxes	$—	$—	$—	$(179,466)
Adjustments:
Depreciation and amortization	—	—	—	8,161
EBITDA from Discontinued Operations
Gain on sale of property, plant and equipment, net	—	—	—	178,781
Non-cash insurance related accruals	—	—	—	3,213
Adjusted EBITDA from Discontinued Operations	$—	$—	$—	$10,689
Maintenance capital expenditures	$—	$—	$—	$(912)
Distributable Cash Flow from Discontinued Operations	$—	$—	$—	$9,777